UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

MGIC Investment Corporation
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 347-6480

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2009, the Company entered into an Amendment (the “Amendment”) to its Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of July 7, 2009, as amended, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent. Under the Rights Agreement, unless an exception applies, an “Acquiring Person” is a person who beneficially owns 5.0% or more of the Company’s outstanding shares of common stock (the “Common Shares”). Becoming an Acquiring Person can result in dilution to the Acquiring Person’s ownership of the Common Shares by operation of the Rights Agreement. The Amendment adds two exceptions to the definition of an Acquiring Person and extends the ability of a person to utilize other exceptions to this definition that are contained in two prior amendments to the Rights Agreement.

The first exception that the Amendment adds is that an Acquiring Person will not include a person (a) who delivers to the Company a representation letter in the form specified in the Rights Agreement (the “representation letter”) stating that, among other matters, neither such person nor any account or fund managed by such person is, for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, an economic owner of more than 4.90% of the Common Shares (subject to the Company’s ability in its sole discretion to raise this percentage to not more than 4.99%), and (b) whose beneficial ownership of 5% or more of the Common Shares would not, as determined by the Company in its sole discretion prior to the person becoming the beneficial owner of 5% or more of the Common Shares, jeopardize or endanger the availability to the Company of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries, provided that such person shall not qualify for this exception until it has received written notice of such determination by the Company. However, a person that is not an Acquiring Person because the conditions in the prior sentence are satisfied will become an Acquiring Person at such time as (i) a representation of such person in the representation letter is not correct or such person ceases to comply with a covenant contained therein, or (ii) such person becomes the beneficial owner of 10.0% or more of the Common Shares then outstanding.

The second exception that the Amendment adds is that an Acquiring Person will not include a person who becomes a beneficial owner of 5.0% or more of the Common Shares as a result of one or more transactions that the Board of Directors of the Company (the “Board”) determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of exempting such person from becoming an Acquiring Person (an “Exempt Transaction Determination”). However, such a person will become an Acquiring Person at such time as the person no longer satisfies the terms or conditions, if any, that the Board prescribed in its Exempt Transaction Determination (unless the person no longer beneficially owns 5.0% or more of the Common Shares then outstanding).

Prior amendments to the Rights Agreement, dated November 30, 2009 and December 8, 2009, provided two additional exceptions to the definition of an Acquiring Person. See the Company’s Current Reports on Form 8-K filed on December 3, 2009, and December 10, 2009, for descriptions of the prior amendments. Under the prior amendments, the ability of a person to use such exceptions was to expire on January 15, 2010; however, the Amendment extends such date to February 16, 2010 for both exceptions.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

(4.1)
Amendment to Amended and Restated Rights Agreement, dated as of December 29, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association. [Incorporated by reference to Exhibit (4.2) to Amendment No. 4 to the Registration Statement on Form 8-A/A of MGIC Investment Corporation (Commission File No. 1-10816)].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: December 29, 2009	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Amendment to Amended and Restated Rights Agreement, dated as of December 29, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association. [Incorporated by reference to Exhibit (4.2) to Amendment No. 4 to the Registration Statement on Form 8-A/A of MGIC Investment Corporation (Commission File No. 1-10816)].